Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

PACIFIC PREMIER BANCORP, INC.

Effective as of May 15, 2018

ARTICLE 1 - OFFICES

Section 1.    Offices

In addition to its registered office in the State of Delaware, Pacific Premier Bancorp, Inc. (hereinafter called the “Corporation”) may maintain other offices, both within and without the State of Delaware, as the board of directors of the Corporation (the “Board of Directors” or the “Board”) from time to time shall determine or the business of the Corporation may require.

Section 2.    Books and Records

Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be maintained on any information storage device or method; provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

ARTICLE II - MEETINGS OF THE STOCKHOLDERS

Section 1.    Annual Meeting

An annual meeting of the stockholders, for the election of Directors and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen (13) months subsequent to the last annual meeting of stockholders.

Section 2.    Special Meetings

(a)           (i)            Special meetings of stockholders for any purpose or purposes may be called pursuant to a resolution approved by the Board of Directors.  Subject to applicable law, the Corporation’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), and these Amended and Restated Bylaws (the “Bylaws”), a special meeting of stockholders shall be called by the Secretary of the Corporation upon the written request (each, a “Special Meeting Request”) of record holders representing not less than 10% of the issued and outstanding shares of common stock of the Corporation (the “Requisite Percentage”) as of the time such Special Meeting Request is delivered to the Secretary of the Corporation.  A Special Meeting Request must be delivered by hand or by registered U.S. mail, postage prepaid, return receipt requested, or courier service, postage prepaid, to the attention of the Secretary of the Corporation at the principal executive offices of the Corporation. For purposes of this Section 2 of Article II, the date of delivery of the Special Meeting Request shall be the first date on which valid Special Meeting Requests constituting the Requisite Percentage have been delivered to the Secretary of the Corporation.  A Special Meeting Request shall be valid only if it is signed and dated as of the submission date by each stockholder of record submitting the Special Meeting Request and each beneficial owner, if any, on whose behalf the Special Meeting Request is being made, or such stockholder’s or beneficial owner’s duly authorized agent (each, a “Requesting Stockholder”).

(ii)           In determining whether a Special Meeting Request has been requested by the record holders of common stock representing in the aggregate not less than the Requisite Percentage as of the date of such Special Meeting Request, multiple Special Meeting Requests delivered to the Secretary will be considered together only if (A) each request identifies substantially the same purpose or purposes of the proposed special meeting and substantially the same matters proposed to be acted on at the proposed special meeting (in each case to be determined by the Board of Directors), and (B) such Special Meeting Requests have been dated and delivered to the Secretary within sixty (60) days of the earliest dated Special Meeting Request.

(b)           Any Special Meeting Request must include the information required by, and otherwise comply with, Section 7(d) of this Article II as to each Requesting Stockholder and any beneficial owners on whose behalf the Special Meeting Request is signed.  In addition, a Special Meeting Request must include:

(i)            a representation that each Requesting Stockholder, or one or more representatives of each such Requesting Stockholder, intends to appear in person or by proxy at the special meeting to present the proposal(s) or business to be brought before the special meeting;

(ii)           documentary evidence that the Requesting Stockholders held the Requisite Percentage as of the date of delivery of the Special Meeting Request to the Secretary;

(iii)          an agreement by the Requesting Stockholders to notify the Corporation promptly in the event of (1) any disposition prior to the time of the special meeting of any shares included within any Requesting Stockholder’s ownership as of the date on which the Special Meeting Request was delivered to the Secretary and (2) any material change prior to the time of the special meeting in any ownership; and

(iv)          an acknowledgement that prior to the special meeting, any disposition of shares of the Corporation’s common stock included within any Requesting Stockholder’s ownership as of the date on which the Special Meeting Request was delivered to the Secretary shall be deemed to be a revocation of such Special Meeting Request with respect to such disposed shares and that any decrease in the Requesting Stockholders’ aggregate ownership to less than the Requisite Percentage shall be deemed to be an absolute revocation of such Special Meeting Request.

(c)           A Special Meeting Request shall not be valid, and a special meeting requested by stockholders shall not be held, if:

(i)            the Special Meeting Request does not comply with this Section 2 of Article II;

(ii)           the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law or the Corporation’s Certificate of Incorporation or these Bylaws;

(iii)          the Special Meeting Request is delivered during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the earlier of (x) the date of the next annual meeting or (y) 30 days after the first anniversary of the date of the previous annual meeting;

(iv)          an identical or substantially similar item (as determined in good faith by the Board of Directors, a “Similar Item”), other than the election of directors, (1) was presented at an annual or special meeting of stockholders held not more than 120 days before delivery of the Special Meeting Request or (2) is included in the Corporation’s notice of meeting as an item of business to be brought before an annual or special meeting of stockholders that has been called but not yet held or that is called for a date within 60 days of the receipt by the Corporation of a Special Meeting Request;

(v)           a proposed item of business involves the election or removal of directors or any similar matter (as determined in good faith by the Board of Directors, an “Election Item”) and any Election Item (1) was presented at an annual or special meeting of stockholders held not more than one hundred twenty 120 days before delivery of the Special Meeting Request or (2) is included in the corporation’s notice of meeting as an item of business to be brought before an annual or special meeting of stockholders that has been called but not yet held or that is called for a date within 60 days of the receipt by the Corporation of a Special Meeting Request; or

(vi)          the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other applicable law.

(d)           The Requesting Stockholders may revoke a Special Meeting Request by written revocation delivered to the Secretary at the principal executive offices of the Corporation at any time prior to the special meeting. If, following such revocation (or any deemed revocation pursuant to clause (vi) of Section (2)(c) of this Article II), there are unrevoked requests from Requesting Stockholders holding in the aggregate less than the Requisite Percentage (or there are no unrevoked requests at all), the Board of Directors, in its discretion, may cancel the special meeting.

(e)           If none of the Requesting Stockholders appears or sends a duly authorized agent to present the business specified in the Special Meeting Request to be presented for consideration, the Corporation need not present such business for a vote at the special meeting, notwithstanding that proxies in respect of such business may have been received by the Corporation.

(f)            Except as provided in the next sentence, any special meeting shall be held at such date, time and place, within or without the State of Delaware, as may be fixed by the Board of Directors in accordance with these Bylaws and the Delaware General Corporation Law. In the case of a special meeting held pursuant to a Special Meeting Request, such meeting shall be held at such date, time and place as may be fixed by the Board of Directors; provided, however, that the date of any such special meeting shall be not less than 10 days nor more than 60 days after the record date for such meeting, which shall be fixed in accordance with Section 11 of this Article II; provided further that, if the Board of Directors fails to designate, within 10 days after delivery of the Special Meeting Request, a date and time for the special meeting, then such meeting shall be held at 9:00 a.m. local time on the 60th day after the special meeting record (or, if that day shall not be a business day, then on the next preceding business day); and provided further that in the event that the Board of Directors fails to designate a place for a special meeting within 10 days after the record date for the special meeting, then such meeting shall be held at the Corporation’s principal executive offices. In fixing a date and time for any special meeting subject to a Special Meeting Request, the Board of Directors may consider such factors as it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for meeting and any plan of the Board of Directors to call an annual meeting or a special meeting.

(g)           The business which may be conducted at a special meeting shall be limited to (i) the purpose(s) stated in a valid Special Meeting Request received from the Requesting Stockholders holding in the aggregate the Requisite Percentage and (ii) any matters that the Board of Directors determines to include in the Corporation’s notice of the special meeting; provided, however, that nothing herein shall prohibit the Board of Directors from submitting matters to the stock holders at any special meeting calld pursuant to a Special Meeting Request.

Section 3.    Adjournments.

Any meeting of the stockholders, annual or special, may be adjourned from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time, place, if any, thereof and the means of remote communication, if any, are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment, a new record date is fixed for stockholders entitled to vote at the adjourned meeting, the Board of Directors shall fix a new record date for notice of the adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting as of the record date fixed for notice of the adjourned meeting.

Section 4.    Notice of Meetings.

Written notice of the place, date, and time of all meetings of the stockholders shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation. Notices of special meetings shall also specify the purpose or purposes for which the meeting has been called. Except as otherwise provided herein or permitted by applicable law, notice to stockholders shall be in writing and delivered personally or mailed to the stockholders at their address appearing on the books of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, notice of meetings may be given to stockholders by means of electronic transmission in accordance with applicable law. Notice of any meeting need not be given to any stockholder who shall, either before or after the meeting, submit a waiver of notice or who shall attend such meeting, except when the stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of the meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given.

Section 5.    Quorum

At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.

If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present in person or by proxy constituting a quorum, then except as otherwise required by law, those present in person or by proxy at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

Section 6.    Conduct of Meetings

Such person as the Board of Directors may have designated or, in the absence of such a person, the Chairman of the Board of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (f) limitations on the time allotted to questions or comments by participants.

Section 7.    Conduct of Business

(a)    Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with each of the procedures set forth in Sections 7(b), 7(d) and 7(e) of this Article II and, if any proposed nomination or other business is not in compliance with each of Sections 7(b), 7(d) and 7(e) of this Article II, to declare that such defective proposal or nomination shall be disregarded.  To be properly brought before a meeting of stockholders, business must be of a proper subject for action by stockholders under applicable law and must not, if implemented, cause the Corporation to violate any state, federal or foreign law or regulation, each as determined in good faith by the Board of Directors.

(b)    At any annual meeting of the stockholders, only such nominations of persons for election to the Board of Directors shall be made, and only such other business shall be conducted or considered, as shall have been properly brought before the meeting.  For nominations to be properly made at an annual meeting, and proposals of other business to be properly brought before an annual meeting, nominations and proposals of other business must be (1) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (2) otherwise properly made at the annual meeting, by or at the direction of the Board of Directors or (3) otherwise properly requested to be brought before the annual meeting by a stockholder of the Corporation in accordance with these Bylaws.  For nominations of persons for election to the Board of Directors or proposals of other business to be properly requested by a stockholder to be made at an annual meeting, a stockholder must (i) be a stockholder of record at the time of giving of notice of such annual meeting by or at the direction of the Board of Directors and at the time of the annual meeting, (ii) be entitled to vote at such annual meeting and (iii) comply with the additional requirements and procedures set forth in Sections 7(c) and 7(d) of this Article II as to such nomination or other business.  The immediately preceding sentence shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 or Rule 14a-11 under the Exchange Act and included in the Corporation’s notice of meeting) before an annual meeting of stockholders.

(c)    Without qualification or limitation, subject to Section 7(d)(4) of this Article II, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to Section 7(b) of this Article II, the stockholder must have given timely notice thereof and timely updates and supplements thereof in writing to the Secretary.

To be timely, a stockholder’s notice shall be delivered by hand or by registered U.S. mail, postage prepaid, return receipt requested, or courier service, postage prepaid, to the attention of the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation.  In no event shall any adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.

Notwithstanding anything in the immediately preceding paragraph to the contrary, in the event that the number of Directors to be elected to the Board of Directors is increased by the Board of Directors, and there is no public announcement by the Corporation naming all of the nominees for Director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 7(c) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

In addition, to be timely, a stockholder’s notice shall be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.

(d)    (1) Without qualification or limitation, for a stockholder’s notice required to be given to the Secretary pursuant to this Article II to be considered to be in proper form, such stockholder’s notice must include the following, as applicable.

(i)    As to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, a stockholder’s notice must set forth:  (i) the name and address of such stockholder, as they appear on the Corporation’s books, of such beneficial owner, if any, and of their respective affiliates or associates or others acting in concert therewith, (ii) (A) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the Corporation, (D) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation, (E) any proportionate interest in shares of the Corporation held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (F) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household, (G) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such stockholder, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of any class or series of the shares of the Corporation (“Short Interests”), (H) any significant equity interests or Short Interests in any principal competitor of the Corporation held by such stockholder, and (I) any direct or indirect interest of such stockholder in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), and (iii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of Directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(ii)    If the notice relates to any business other than a nomination of a Director or Directors that the stockholder proposes to bring before the meeting, a stockholder’s notice must, in addition to the matters set forth in paragraph (a) immediately above, set forth:  (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, in such business, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (iii) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; and

(iii)    As to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors, a stockholder’s notice must, in addition to the matters set forth in paragraph (a) above, set forth:  (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and

(iv)    With respect to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors, a stockholder’s notice must, in addition to the matters set forth in paragraphs (a) and (c) above, also include a completed and signed questionnaire, representation and agreement required by Section 7(e) of this Article II.  The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent Director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.  No person may be appointed, nominated or elected as a Director of the Corporation unless such person, at the time such person is nominated and appointed or elected, would then be able to serve as a Director without conflicting in any manner with any state, federal or foreign law or regulation applicable to the Corporation, as determined in good faith by the Board of Directors.

(2)    For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3)    Notwithstanding the foregoing provisions of these Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 7(b) of this Article II.

(4)    Nothing in these Bylaws shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, or (ii) of stockholders to request inclusion of nominees in the Corporation’s proxy statement pursuant to Rule 14a-11 under the Exchange Act or (iii) of the holders of any series of preferred stock if and to the extent provided for under law, the Certificate of Incorporation or these Bylaws.  Subject to Rule 14a-8 and Rule 14a-11 under the Exchange Act, nothing in these Bylaws shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of Director or Directors or any other business proposal.

(e)    To be eligible to be a nominee for election or reelection as a Director of the Corporation, (or, in the case of a nomination brought under Rule 14a-11 of the Exchange Act, to serve as a Director of the Corporation), a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 7(d) of this Article II or, in the case of a nomination brought under Rule 14a-11 of the Exchange Act, prior to the time such person is to begin service as a Director) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request), and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a Director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

Section 8.    Proxies and Voting.

At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting.  Any facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.   All voting, including on the election of Directors but excepting where otherwise required by law or by the governing documents of the Corporation, maybe made by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or his or her proxy, a stock vote shall be taken.  Every stock vote shall be taken by ballot, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedures established for the meeting.  The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof.  The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

Except in a contested election, the vote required for the election of a Director by the stockholders shall be the affirmative vote of a majority of the votes cast in favor of or against the election of a Director nominee at a meeting of stockholders. In a contested election, Directors shall be elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares entitled to vote in the election. An election shall be considered contested if, as of the record date, there are more nominees for election than positions on the Board of Directors to be filled by election at the meeting. In any non-contested election of Directors, any incumbent Director nominee who receives a greater number of votes cast against his or her election than in favor of his or her election shall immediately tender his or her resignation, and the Board of Directors will decide, through a process managed by the Nominating and Corporate Governance Committee of the Board of Directors, or such other committee of the Board as determined by the Board of Directors, and excluding the nominee in question, whether to accept the resignation at its next regularly scheduled board meeting. The Board of Directors’ explanation of its decision concerning the acceptance or rejection of such nominee’s resignation shall be promptly disclosed by the Corporation on a Current Report on Form 8-K filed with the Securities and Exchange Commission. Unless otherwise required by law, the Corporation’s Certificate of Incorporation or these Bylaws, any matter, other than the election of Directors, brought before any meeting of stockholders shall be decided by the affirmative vote of the majority of the votes case at the meeting by the holders of shares entitled to vote on such matter.

Section 9.    Stock List

A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to beheld.

The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present.  This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

Section 10.    Consent of Stockholders in Lieu of Meeting

Unless otherwise provided in the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered by hand or by registered U.S. mail, postage prepaid, return receipt requested, or courier service, postage prepaid, to the attention of the Secretary of the Corporation at the principal executive offices of the Corporation.  Every written consent shall bear the date of signature of each stockholder who signs the consent.  No written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this Section 10 to the Corporation, written consents signed by a sufficient number of holders required to take action are delivered to the Corporation by delivered by hand or by registered U.S. mail, postage prepaid, return receipt requested, or courier service, postage prepaid, to the attention of the Secretary of the Corporation at the principal executive offices of the Corporation.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by applicable law, be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the Corporation as provided in this Section 10.

Section 11.    Record Date

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as herein before described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the next day preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment or rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE III - BOARD OF DIRECTORS

Section 1.    General Powers, Number and Term of Office

The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors.  The number of Directors who shall constitute the Board of Directors shall be such number as the Board of Directors shall from time to time have designated by a resolution of the Board or otherwise, except that in the absence of such designation shall be seven (7).  The Directors shall be elected by the stockholders each year at the annual meeting of stockholders and shall hold office until the next annual meeting and until his or her successors shall have been duly elected and qualified or until his or her earlier resignation or removal as provided in the Certificate of Incorporation, these Bylaws or under the Delaware General Corporation Law. The Board of Directors shall annually elect a Chairman of the Board from among its members who shall, when present, preside at its meetings.

Section 2.    Vacancies and Newly Created Directorships

Subject to the rights of the holders of any class or series of preferred stock, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the Directors then in office, though less than a quorum, and Directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders and until such Director’s successor shall have been duly elected and qualified. No decrease in the number of authorized Directors constituting the Board shall shorten the term of any incumbent Director.

Section 3.    Resignation of Directors

Any Director may resign at any time by notice given in writing or by electronic transmission to the Corporation. Such resignation shall take effect at the date of receipt of such notice by the Corporation or at such later time as is therein specified.

Section 4.    Regular Meetings

Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all Directors.  A notice of each regular meeting shall not be required.

Section 5.    Special Meetings

Special meetings of the Board of Directors may be called by one-third (1/3) of the Directors then in office (rounded up to the nearest whole number), by the Chairman of the Board or the President and shall be held at such place, on such date, and at such time as they, or he or she, shall fix.  Notice of the place, date, and time of each such special meeting shall be given each Director by whom it is not waived by mailing written notice not less than five (5) days before the meeting or by electronic mail, facsimile or other electronic transmission of the same not less than twenty-four (24) hours before the meeting.  Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 6.    Quorum

At any meeting of the Board of Directors, a majority of the Board of Directors shall constitute a quorum for all purposes.  If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

Section 7.    Participation in Meetings By Conference Telephone

Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

Section 8.    Action by Majority Vote.

Except as otherwise expressly required by these Bylaws, the Certificate of Incorporation or by applicable law, the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 9.    Action Without Meeting.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all Directors or members of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee in accordance with applicable law.

Section 10.    Powers

The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

(a)    To declare dividends from time to time in accordance with law;

(b)    To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

(c)    To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

(d)    To remove any Officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any Officer upon any other person for the time being;

(e)    To confer upon any Officer of the Corporation the power to appoint, remove and suspend subordinate Officers, employees and agents;

(f)    To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for Directors, Officers, employees and agents of the Corporation and its subsidiaries as it may determine;

(g)    To adopt from time to time such insurance, retirement, and other benefit plans for Directors, Officers, employees and agents of the Corporation and its subsidiaries as it may determine; and

(h)    To adopt from time to time regulations, not inconsistent with these Bylaws, for the management of the Corporation’s business and affairs

Section 11.    Compensation of Directors

Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as Directors, including, without limitation, their services as members of committees of the Board of Directors.

ARTICLE IV - COMMITTEES

Section 1.    Committees of the Board of Directors

The Board of Directors, by a vote of a majority of the Board of Directors, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for these committees and any others provided for herein, elect a Director or Directors to serve as the member or members, designating, if it desires, other Directors as alternate members who may replace any absent or disqualified member at any meeting of the committee.  Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide.  In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member. Unless the Board of Directors provides otherwise, at all meetings of such committee, a majority of the then authorized members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings. Unless the Board of Directors provides otherwise, each committee designated by the Board of Directors may make, alter and repeal rules and procedures for the conduct of its business. In the absence of such rules and procedures, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to this Article IV.

Section 2.    Conduct of Business

Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law.  Adequate provision shall be made for notice to members of all meetings; one-third (1/3) of the members shall constitute a quorum unless the committee shall consist of one (1) or two (2) members, in which event one (1) member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present.  Any committee may take action without a meeting if all members thereof consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of such committee.

Section 3.    Nominating Committee

The Board of Directors shall appoint a Nominating Committee of the Board, consisting of not less than three (3) members.  The Nominating Committee shall have authority:  (a) to review any nominations for election to the Board of Directors made by a stockholder of the Corporation pursuant to Section 6 of Article II of these Bylaws in order to determine compliance with such Bylaw and (b) to recommend to the Whole Board nominees for election to the Board of Directors.

ARTICLE V - OFFICERS

Section 1.    Generally

(a)    The Board of Directors as soon as may be practicable after the annual meeting of stockholders shall choose a Chairman of the Board, a President and Chief Executive Officer, one or more Vice Presidents, a Secretary and a Treasurer and from time to time may choose such other officers (collectively, the “Officers”) as it may deem proper. The Chairman of the Board shall be chosen from among the Directors. The same person may hold any number of offices.

(b)    The term of office of all Officers shall be until the next annual election of Officers and until their respective successors are chosen but any Officer may be removed from office at any time by the affirmative vote of a majority of the authorized number of Directors then constituting the Board of Directors.

(c)    All Officers chosen by the Board of Directors shall have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article V. Such Officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof.

Section 2.    Chairman of the Board of Directors

The Chairman of the Board shall, subject to the provisions of these Bylaws and to the direction of the Board of Directors, unless the Board has designated another person, when present, shall preside at all meetings of the stockholders of the Corporation. The Chairman of the Board shall perform all duties and have all powers which are commonly incident to the office of Chairman of the Board or which are delegated to him or her by the Board of Directors.  He or she shall have power to sign all stock certificates, contracts and other instruments of the Corporation, which are authorized.

Section 3.    President; Chief Executive Officer.

Unless the Board of Directors has designated another person as the Corporation’s Chief Executive Officer, the President shall be the Chief Executive Officer of the Corporation. The Chief Executive Officer shall have general charge and supervision of the business of the Corporation subject to the direction of the Board of Directors, and shall perform all duties and have all powers that are commonly incident to the office of chief executive or that are delegated to him or her by the Board of Directors. If the President is not the Chief Executive Officer, the President shall perform such duties and shall have such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

Section 4.    Vice President

In the event of the absence, inability or refusal to act of the Chief Executive Officer, the President (if the President is not the Chief Executive Officer), or the Vice President (if the Chief Executive Officer and the President are the same person) or, if there shall be more than one Vice President, the Vice Presidents in the order determined by the Board of Directors, shall perform the duties of the Chief Executive Officer and, when so performing such duties, shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer. In addition, the Vice Presidents shall perform the duties and exercise the powers usually incident to their respective offices and/or such other duties and powers as may be properly assigned to them by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President (if the President is not the Chief Executive Officer). A Vice President or Vice Presidents may be designated as Executive Vice President or Senior Vice President by the Board of Directors.

Section 5.    Secretary

The Secretary or Assistant Secretary shall issue notices of meetings, shall keep their minutes, shall have charge of the seal and the corporate books, shall perform such other duties and exercise such other powers as are usually incident to such office and/or such other duties and powers as are properly assigned thereto by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President (if the President is not the Chief Executive Officer). Subject to the direction of the Board of Directors, the Secretary shall have the power to sign all stock certificates.

Section 6.    Treasurer

The Treasurer shall be the Comptroller of the Corporation and shall have the responsibility for maintaining the financial records of the Corporation.  He or she shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation.  The Treasurer shall also perform such other duties as the Board of Directors may from time to time prescribe.  Subject to the direction of the Board of Directors, the Treasurer shall have the power to sign all stock certificates.

Section 7.    Assistant Secretaries and Other Officers

The Board of Directors may appoint one or more Assistant Secretaries and such other Officers who shall have such powers and shall perform such duties as are provided in these Bylaws or as may be assigned to them by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President (if the President is not the Chief Executive Officer).

Section 8.    Action with Respect to Securities of Other Corporations

Unless otherwise directed by the Board of Directors, the Chief Executive Officer, the President (if the President is not the Chief Executive Officer) or any Officer of the Corporation authorized by the Chief Executive Officer shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE VI - STOCK CERTIFICATES AND TRANSFERS

Section 1.    Certificates of Stock

Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the Chairman of the Board, the Chief Executive Officer or the President (if the President is not the Chief Executive Officer), and by the Secretary or an Assistant Secretary, or any Treasurer or Assistant Treasurer, certifying the number of shares owned by him or her.  Any or all of the signatures on the certificate may be by facsimile.  Stock may be uncertificated, except to the extent otherwise required by applicable law and except to the extent stock is represented by outstanding certificates that have not been surrendered to the Corporation or its transfer agent.

Section 2.    Transfers of Stock

Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of Article VI of these Bylaws or in the case where the stock is uncertificated, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

Section 3.    Lost, Stolen or Destroyed Certificates

In the event of the loss, theft or destruction of any certificate of stock, another may be issued, or new equivalent uncertificated stock, in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

Section 4.    Regulations

The issue, transfer, conversion and registration of certificates of stock or uncertificated stock shall be governed by such other regulations as the Board of Directors may establish.

Section 5.    Transfer Agents and Registrars

The Board of Directors may appoint, or authorize any Officer or Officers of the Corporation to appoint, one or more transfer agents and one or more registrars.

ARTICLE VII - NOTICES

Section 1.    Notices

Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, Director, Officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mail, postage paid, or by facsimile, electronic mail or other electronic means or by courier.  Any such notice shall be addressed to such stockholder, Director, Officer, employee or agent at his or her last known address as the same appears on the books of the Corporation.  The time when such notice is received, if hand-delivered, or dispatched, if delivered through the mails or by facsimile, electronic mail or other electronic means or by courier, shall be the time of the giving of the notice.

Section 2.    Waivers

A written waiver of any notice, signed by a stockholder, Director, Officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, Director, Officer, employee or agent.  Neither the business nor the purpose of any meeting need be specified in such a waiver.

ARTICLE VIII - MISCELLANEOUS

Section 1.    Facsimile Signatures

In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any Officer or Officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 2.    Corporate Seal

The Board of Directors may provide a suitable seal, containing then name of the Corporation, which seal shall be in the charge of the Secretary.  If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or an assistant to the Treasurer.

Section 3.    Reliance Upon Books, Reports and Records

Each Director, each member of any committee designated by the Board of Directors, and each Officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its Officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such Director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 4.    Fiscal Year

The fiscal year of the Corporation shall be as fixed by the Board of Directors.

Section 5.    Time Periods

In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

Section 6.    Forum for Adjudication of Disputes

As authorized by Delaware General Corporation Law Section 115, and to the fullest extent permitted by law, unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for any and all internal corporate claims, including but not limited to (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or the Certificate of Incorporation or Bylaws of the Corporation (as either may be amended from time to time) or a claim as to which Title 8 of the Delaware Code confers jurisdiction upon the Delaware Court of Chancery or (iv) any action asserting a claim governed by the internal affairs doctrine of the State of Delaware, shall be a state court located within the state of Delaware or the state of California, in all cases subject to the state court’s having personal jurisdiction over the indispensable parties named as defendants. If no state court of the state of Delaware or the state of California has jurisdiction over such action or proceeding, the sole and exclusive forum for such action or proceeding shall be the United States District Court for the District of Delaware or the United States District Court for the Central District of California, Southern Division. Any person or entity owning, purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 6 of Article IX.

ARTICLE IX - AMENDMENTS

The Board of Directors may amend, alter or repeal these Bylaws at any meeting of the Board, provided notice of the proposed change was given not less than two days prior to the meeting.  The stockholders shall also have power to amend, alter or repeal these Bylaws at any meeting of stockholders, provided notice of the proposed change was given in the notice of the meeting, by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock entitled to vote, voting together as a single class, subject to any additional vote of the holders of any class or series of stock of this Corporation as may be required by applicable law, the Certificate of Incorporation, or these Bylaws.